UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

December 6, 2004
Date of Report
(Date of earliest event reported)

THE RYLAND GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-08029	52-0849948

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24025 Park Sorrento, Suite 400, Calabasas, California 91302

(Address of Principal Executive Offices)                     (ZIP Code)

Registrant’s telephone number, including area code: (818) 223-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement

On December 6, 2004, The Ryland Group, Inc.’s wholly-owned subsidiary, Ryland Mortgage Company (“RMC”), terminated its 1996 Master Repurchase Agreement (“the agreement”) with BB&T Capital Markets. The agreement provided for borrowings of up to $80.0 million to finance mortgage-backed investment portfolio securities. Borrowings under the agreement were collateralized by the mortgage-backed securities. During the third quarter of 2004, the underlying collateral was sold and the proceeds from the sale of the collateral were used to pay off the facility. As a result of the sale of the underlying collateral, RMC no longer had a need for this borrowing facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RYLAND GROUP, INC.
Date: December 7, 2004	By:	/s/ David L. Fristoe
David L. Fristoe
Senior Vice President, Corporate Controller and Chief Accounting Officer